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                                                                       EXHIBIT N

                                POWER OF ATTORNEY


      Each of the undersigned does hereby appoint the other two of the undersigned and each of them (acting severally and not jointly) as his or her true and lawful agents and attorneys-in-fact, with full power and authority to prepare, execute and file with the Securities and Exchange Commission (the "SEC"), in the name and on behalf of each of the undersigned, all such statements and other documents as, in the opinion of the attorneys-in-fact, are required to be filed with the SEC, pursuant to the provisions of Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 (the "Act"), in connection with the disposition by the undersigned of Capital Stock of Campbell Soup Company, or any other action taken by the undersigned as a holder of such Capital Stock, including (without limiting the generality of the foregoing) any amendments to the statement on Schedule 13D filed jointly or individually by any or all of the undersigned, or any statements on Form 3, Form 4 or Form 5 or similar forms under Section 16(a) of the Act or other filings with the SEC under other provisions of the Act.

Dated:  September 30, 2002


                                                 /s/Hope H. van Beuren
                                                 -------------------------------
                                                 Hope H. van Beuren

                                                 /s/John A. van Beuren
                                                 -------------------------------
                                                 John A. van Beuren

                                                 /s/David C. Patterson
                                                 -------------------------------
                                                 David C. Patterson